NEWS RELEASE
5847 San Felipe, Suite 3300 • Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Contact:	Robert E. Warren
Steven D. Oldham
(713) 789-1400
Pride International Reports Preliminary First Quarter Results
     Houston, Texas, April 27, 2006 — Pride International, Inc. (NYSE: PDE) reported preliminary net earnings for the first quarter 2006 of $70.5 million and income from continuing operations of $69.7 million ($.40 per diluted share) on record revenues of $566.9 million. For the first quarter 2005, Pride reported net earnings and income from continuing operations of $18.3 million ($.12 per diluted share) on revenues of $466.2 million. Results included gains on sale of assets, net of tax, of $17.5 million ($.10 per diluted share) in the first quarter 2006 and $3.5 million ($.02 per diluted share) in the first quarter 2005.
Operations
     Growing worldwide demand for the Company’s drilling rigs contributed to record results during the first quarter 2006. Dayrates increased for all of the Company’s rig types and operating regions, particularly for the Company’s semisubmersibles in West Africa and the Mediterranean Sea and for jackups in the U.S. Gulf of Mexico. Consolidated earnings from operations for the first quarter 2006 totaled $130 million, an increase of $60 million compared with the first quarter 2005 and an increase of $44 million from the fourth quarter 2005. Earnings from operations included gains on asset sales of $27 million in the first quarter 2006, $12 million in the first quarter 2005, and $5 million in the fourth quarter 2005. Excluding these items, operating results for the first quarter increased $45 million, or 77%, over the prior year and $22 million, or 27%, sequentially.
     During the first quarter 2006, the average daily revenue for the Company’s drillships and semi-submersibles increased to approximately $135,800 as compared to approximately $119,800 in the first quarter 2005 and $130,300 in the fourth quarter 2005, contributing to an $11 million increase to earnings from operations from the first quarter 2005 and $9 million from the fourth quarter 2005.
     The average daily revenue of the Company’s worldwide jackup fleet increased to approximately $64,800 as compared to approximately $40,100 in the first quarter 2005 and $54,500 in the fourth quarter 2005. Average daily revenue for the Company’s U.S. Gulf of Mexico jackups increased during the first quarter 2006 to $91,800, up from $38,200 during the first quarter 2005 and $65,300 during the fourth quarter 2005. Increases in average daily revenue contributed to a $37 million increase to earnings from operations for the jackup and shallow water rigs from the first quarter 2005 and $17 million from the fourth quarter 2005. In addition, during the first quarter 2006, the Company reported a gain of $25 million on the sale of the Pride Rotterdam, an accommodation unit.
     The Company’s Latin America Land and E&P Services segments reported operating income of $23 million and $4 million, respectively, for the first quarter 2006 as compared to $14 million and $6 million, respectively, for the first quarter 2005 and $22 million and $4 million, respectively, for the fourth quarter 2005.

Balance Sheet
     At March 31, 2006, the Company’s consolidated balance sheet reflected $1.2 billion in total debt and $140 million in cash and cash equivalents. The Company invested $46 million in capital expenditures in the first quarter.
Commentary
     Louis A. Raspino, President and Chief Executive Officer, commented, “We are pleased with our results for the first quarter which reflect the strength of the offshore drilling market, particularly in the shallow water U.S. Gulf of Mexico, as we recontract our rigs at record dayrates. Continuing robust demand for both deepwater and shallow water units indicates that the current favorable market conditions are likely to continue for an extended period of time.”
Timing of Filing Form 10-K
     As previously announced, the Audit Committee of the Board of Directors is investigating allegations relating to improper payments to foreign government officials, as well as various accounting entries and internal control issues. In light of the status of the Audit Committee’s ongoing investigation, the Company has concluded that it cannot file its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly report on Form 10-Q for the quarter ended March 31, 2006 until additional information is obtained, including information necessary for the Company to complete its assessment of its system of internal controls and the accuracy of its books and records.
Financial Results Subject to Adjustment
     The financial information presented in this press release does not include the potential effects of any adjustment related to the ongoing investigation. Because that investigation and the preparation, completion, and independent audit of the Company’s financial statements in connection with its annual report on Form 10-K and the preparation and completion of the Company’s quarterly financial statements in connection with its quarterly report on Form 10-Q are ongoing, the financial information presented in this press release is preliminary and subject to adjustment, which adjustment could be material.
Conference Call
     The Company will host a conference call at 9:00 a.m. central time on Friday, April 28, 2006 to discuss results for the quarter, recent events and management’s operational outlook. Individuals who wish to participate in the conference call may do so by dialing (888) 455-0644 in the United States or (773) 799-3718 outside of the United States. The conference leader will be Louis A. Raspino, President and Chief Executive Officer of Pride, and the password is “Pride.” The conference call will also be broadcast live, on a listen-only basis, over the Internet at Pride’s website at http://www.prideinternational.com. A replay of the conference call, as well as an update of the contract status of the Company’s rig fleet and historical financial statements, will be available on the Company’s corporate web site.

     Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest drilling contractors. The Company provides onshore and offshore drilling and related services in more than 25 countries, operating a diverse fleet of 279 rigs, including two ultra-deepwater drillships, 12 semisubmersible rigs, 28 jackup rigs, and 18 tender-assisted, barge and platform rigs, as well as 219 land rigs.
     The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

PRIDE INTERNATIONAL, INC.
PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES	$566,916	$466,161
OPERATING COSTS, excluding depreciation and amortization	372,343	323,268
DEPRECIATION AND AMORTIZATION	65,524	65,142
GENERAL AND ADMINISTRATIVE, excluding depreciation and amortization	25,898	19,567
GAIN ON SALE OF ASSETS, net	(26,660)	(11,703)

EARNINGS FROM OPERATIONS	129,811	69,887
OTHER INCOME (EXPENSE)
Interest expense	(19,750)	(24,540)
Interest income	785	349
Other income, net	2,409	2,052

Total other expense, net	(16,556)	(22,139)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	113,255	47,748
INCOME TAX PROVISION	42,208	23,127
MINORITY INTEREST	1,364	6,325

INCOME FROM CONTINUING OPERATIONS	69,683	18,296
INCOME FROM DISCONTINUED OPERATIONS, net of tax	862	—

NET EARNINGS	$70,545	$18,296

EARNINGS PER SHARE
Basic
Income from continuing operations	$0.43	$0.13
Income from discontinued operations	0.01	—

Net earnings	$0.44	$0.13

Diluted
Income from continuing operations	$0.40	$0.12
Income from discontinued operations	0.01	—

Net earnings	$0.41	$0.12

SHARES USED IN PER SHARE CALCULATIONS
Basic	162,085	137,685
Diluted	176,411	158,648

PRIDE INTERNATIONAL, INC.
PRELIMINARY RESULTS BY OPERATING SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2006	2005	2005
Revenues:
Eastern Hemisphere	$164,637	$143,872	$159,974
Western Hemisphere	119,476	109,169	131,995
U.S. Gulf of Mexico	107,302	50,221	82,572
Latin America Land	135,850	111,872	134,386
E & P Services	39,651	50,634	42,117
Corporate and Other	—	393	(85)

Total	$566,916	$466,161	$550,959

Earnings (loss) from operations:
Eastern Hemisphere	$65,040	$39,972	$33,171
Western Hemisphere	12,630	17,288	19,787
U.S. Gulf of Mexico	50,734	7,516	29,559
Latin America Land	22,502	13,564	21,892
E & P Services	4,160	5,783	3,823
Corporate and Other	(25,255)	(14,236)	(22,124)

Total	$129,811	$69,887	$86,108

PRIDE INTERNATIONAL, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$139,943	$45,146
Restricted cash	1,867	1,800
Trade receivables, net	451,322	435,476
Parts and supplies, net	67,620	70,151
Other current assets	131,336	135,736

Total current assets	792,088	688,309
PROPERTY AND EQUIPMENT, net	3,134,942	3,181,701
OTHER ASSETS
Investments in and advances to affiliates	69,006	67,953
Goodwill	68,450	68,450
Other assets	71,906	80,079

Total other assets	209,362	216,482

	$4,136,392	$4,086,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$149,191	$159,793
Accrued expenses	233,301	254,888
Debt due within one year	57,534	59,765

Total current liabilities	440,026	474,446

OTHER LONG-TERM LIABILITIES	66,540	69,022
LONG-TERM DEBT	1,153,696	1,187,579
DEFERRED INCOME TAXES	96,746	71,740
MINORITY INTEREST	25,609	24,244
STOCKHOLDERS’ EQUITY	2,353,775	2,259,461

	$4,136,392	$4,086,492

PRIDE INTERNATIONAL, INC.
RECONCILIATION OF PRELIMINARY EARNINGS (LOSS) FROM OPERATIONS TO
PRELIMINARY EARNINGS FROM OPERATIONS (EXCLUDING GAIN ON SALE OF ASSETS)
For the three-month periods ended March 31 and December 31, 2005 and March 31, 2006
(In millions)
(Unaudited)

	Eastern Hemisphere			Western Hemisphere
	1st Qtr	4th Qtr	1st Qtr	1st Qtr	4th Qtr	1st Qtr
	2005	2005	2006	2005	2005	2006
Earnings (loss) from operations	$40.0	$33.2	$65.0	$17.3	$19.8	$12.6
Gain on sale of assets	(11.0)	(1.1)	(25.3)	—	—	—

Earnings from operations (excluding gain on sale of assets)	$29.0	$32.1	$39.7	$17.3	$19.8	$12.6

	U.S. Gulf of Mexico			Latin America Land
	1st Qtr	4th Qtr	1st Qtr	1st Qtr	4th Qtr	1st Qtr
	2005	2005	2006	2005	2005	2006
Earnings (loss) from operations	$7.5	$29.5	$50.7	$13.5	$21.9	$22.5
Gain on sale of assets	—	—	—	(0.6)	(2.1)	(1.2)

Earnings from operations (excluding gain on sale of assets)	$7.5	$29.5	$50.7	$12.9	$19.8	$21.3

	E & P Services			Corporate and Other
	1st Qtr	4th Qtr	1st Qtr	1st Qtr	4th Qtr	1st Qtr
	2005	2005	2006	2005	2005	2006
Earnings (loss) from operations	$5.8	$3.8	$4.2	$(14.2)	$(22.1)	$(25.2)
Gain on sale of assets	—	—	(0.2)	(0.1)	(1.7)	—

Earnings from operations (excluding gain on sale of assets)	$5.8	$3.8	$4.0	$(14.3)	$(23.8)	$(25.2)

	Total
	1st Qtr	4th Qtr	1st Qtr
	2005	2005	2006
Earnings (loss) from operations	$69.9	$86.1	$129.8
Gain on sale of assets	(11.7)	(4.9)	(26.7)

Earnings from operations (excluding gain on sale of assets)	$58.2	$81.2	$103.1

     Earnings from operations (excluding gain on sale of assets) is a “non-GAAP financial measure.” Management provides it as a supplemental disclosure because management believes that it provides investors useful information in evaluating the performance of the underlying operations. This measure is not a substitute for the measures of earnings from operations and net earnings as calculated under generally accepted accounting principles.